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                                                                     EXHIBIT 4.2

                             SiRF TECHNOLOGY, INC.
                             ---------------------

               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT
               ------------------------------------------------

     THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (this "Agreement"), made and entered into as of the 4th day of October, 2000 by and among SiRF
                                                                      ----
TECHNOLOGY, INC., a California corporation (the "Company"), Trimble Navigation
----------------
Limited, a California corporation ("Trimble") and existing holders of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock of the Company (the "Existing Holders").

                             W I T N E S S E T H:

     WHEREAS, the Existing Holders possess registration rights, information rights and other rights pursuant to an Amended and Restated Investors' Rights Agreement among the Company and such holders dated September 6, 2000 (the "Existing Rights Agreement"); and

     WHEREAS, the undersigned Existing Holders and Trimble desire to terminate the Existing Rights Agreement and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Existing Rights Agreement:

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Shareholders who are parties to the Existing Rights Agreement hereby agree that the Existing Rights Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

     1.   Restrictions on Transferability of Securities; Registration Rights
          ------------------------------------------------------------------

          1.1  Certain Definitions. As used in this Agreement, the following
               -------------------
terms shall have the meanings set forth below:

               (a) "Closing" shall mean the date of the initial sale of shares of the Company's Series F Preferred Stock.

               (b) "Commission" shall mean the Securities and Exchange Commission or any other successor federal agency at the time administering the Securities Act.

               (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

               (d) "Holder" shall mean any Investor who holds Registrable Securities and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with
Section 1.1 hereof.

               (e) "Initiating Holders" shall mean any Holder or Holders who in the aggregate hold not less than thirty percent (30%) of the outstanding Registrable Securities.

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               (f)  "Investors" shall mean Trimble or persons who purchased
Shares pursuant to the Series F Purchase Agreement or who possessed registration rights pursuant to the Existing Rights Agreement immediately prior to its termination hereby or holders of warrants to purchase Series C, Series D or Series E Preferred Stock.

               (g) "Other Shareholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations.

               (h) "Registrable Securities" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares, (ii) shares of Common Stock issued or issuable pursuant to the conversion of shares issued or issuable pursuant to the conversion of warrants, (iii) shares of Common Stock issued or issuable pursuant to the conversion of shares issued or issuable pursuant to the exercise of that certain warrant issued to Trimble for the purchase of 212,796 shares of Series F Preferred Stock, and (iv) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) or (ii) above, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered or which have been sold to the public.

               (i) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

               (j) "Registration Expenses" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

               (k) "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor Rule that may be promulgated by the Commission.

               (l) "Rule 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor Rule that may be promulgated by the Commission.

               (m) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

               (n) "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and fees and disbursements

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of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

               (o) "Shares" shall mean the Company's Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock.

          1.2  Requested Registration.
               ----------------------

               (a)  Request for Registration.  If the Company shall receive from
                    ------------------------
Initiating Holders at any time or times after the earlier of (i) September 6, 2005 or (ii) one (1) year after the effective date of the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public, a written request that the Company effect any registration with respect to all or a part of the Registrable Securities the aggregate proceeds of which (after deduction for underwriter's discounts and expenses related to the issuance) exceed $8,000,000 the Company will:

                    (i) promptly give written notice of the proposed registration to all other Holders; and

                    (ii) as soon as practicable, use its best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws, and appropriate compliance with the Securities Act) and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after such written notice from the Company is mailed or delivered.

     The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) After the Company has initiated two such registrations pursuant to this Section 1.2(a) (counting for these purposes only a registration which has been declared or ordered effective and pursuant to which securities have been sold and any registration which has been withdrawn by the Holders as to which the Holders have not elected to bear the Registration Expenses pursuant to Section 1.4 hereof and would, absent such election, have been required to bear such expenses);

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                    (C)  During the period starting with the date sixty (60)
     days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (D) If the Initiating Holders propose to dispose of shares of Registrable Securities which may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof;

                    (E) If the Initiating Holders do not request that such offering be firmly underwritten by underwriters selected by the Initiating Holders (subject to the consent of the Company, which consent will not be unreasonably withheld); or

                    (F) If the Company and the Initiating Holders are unable to obtain the commitment of the underwriter described in clause (E) above to firmly underwrite the offer.

               (b) Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the good faith judgment of the Board of Directors of the Company, such registration would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided that (except as provided in clause (C) above) the Company may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

     The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Sections 1.2(b) and 1.13 hereof, include other securities of the Company, with respect to which registration rights have been granted, and may include securities of the Company being sold for the account of the Company.

               (c)  Underwriting. The right of any Holder to registration
                    ------------
pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

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               (d)  Procedures.  If the Company shall request inclusion in any
                    ----------
registration pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.12). The Company shall (together with all Holders and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriters are reasonably acceptable to the Company. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.13 hereof. If a person who has requested inclusion in such registration as provided above does not agree to the terms of any such underwriting, such person shall be excluded therefrom by written notice from the Company, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then the Company shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

          1.3  Company Registration.
               --------------------

               (a) If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 or 1.5 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

                    (i)  promptly give to each Holder written notice thereof;
     and

                    (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder and received by the Company within twenty (20) days after the written notice from the Company described in clause (i) above is mailed or delivered by the Company. Such written request may specify all or a part of a Holder's Registrable Securities.

               (b)  Underwriting. If the registration of which the Company gives
                    ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise

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the Holders as a part of the written notice given pursuant to Section 1.3(a)(i).
In such event, the right of any Holder to registration pursuant to this Section
1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

     Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. If the registration is the first Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by the Company's shareholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration. If such registration is the second or any subsequent Company-initiated registered offering of the Company's securities to the general public, the Company may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by the Company's shareholders (including the Holders); provided, however, that the aggregate value of securities (including Registrable Securities) to be included in such registration by the Company's shareholders (including the Holders) may not be so reduced to less than twenty-five percent (25%) of the total value of all securities included in such registration, provided further, that the warrant shares held by Trimble shall not be excluded. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter as set forth in Section
1.13. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with
Section 1.13 hereof.

          1.4  Expenses of Registration.  All Registration Expenses incurred in
               ------------------------
connection with any registration, qualification or compliance pursuant to
Section 1.2 hereof, and reasonable fees of one counsel for the selling shareholders in the case of registrations pursuant to Section 1.2 shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

                                       6
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          1.5  Registration on Form S-3.
               ------------------------

               (a) After its initial public offering, the Company shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this
Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that the Company shall not be obligated to effect any such registration if (i) the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than $1,000,000, or (ii) in the event that the Company shall furnish the certification described in paragraph 1.2(b)(ii) (but subject to the limitations set forth therein) or (iii) in a given twelve (12) month period, after the Company has effected one (1) such registration in any such period or (iv) it is to be effected more than five (5) years after the Company's initial public offering.

               (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to the Company, the provisions of Sections 1.2(a)(i) and (ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

          1.6  Registration Procedures. In the case of each registration
               -----------------------
effected by the Company pursuant to Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

               (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company provided that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and
(ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

               (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

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

               (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

               (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

               (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

               (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          1.7  Indemnification.
               ---------------

               (a) The Company will indemnify each Holder, each of its officers, directors and partners, legal counsel, and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any Rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or underwriter and

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stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent has not been unreasonably withheld).

               (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and Other Shareholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, Other Shareholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the obligations of a Holder hereunder shall be limited to an amount equal to the proceeds to such Holder in connection with the sale of Registrable Securities sold as contemplated herein.

               (c)  Each party entitled to indemnification under this Section
1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the

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claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

               (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

               (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          1.8  Information by Holder. Each Holder of Registrable Securities
               ---------------------
shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

          1.9  Limitations on Registration of Issues of Securities. From and
               ---------------------------------------------------
after the date of this Agreement, the Company shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

          1.10 Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission that may permit the sale of the Restricted Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

            (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any Rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.11   Transfer or Assignment of Registration Rights.  The rights to cause
            ---------------------------------------------
the Company to register securities granted to a Holder by the Company under this
Section 1 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 200,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes the obligations of such Holder under this Section 1.

     1.12   "Market Stand-Off" Agreement.  If requested by the Company and an
             ---------------------------
underwriter of Common Stock (or other securities) of the Company, a Shareholder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by such Shareholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

            (a) such agreement shall only apply to the first such registration statement of the Company, including securities to be sold on its behalf to the public in an underwritten offering; and

            (b) all Holders and officers and directors of the Company enter into similar agreements.

     The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     1.13   Allocation of Registration Opportunities.  In any circumstance in
            ----------------------------------------
which all of the Registrable Securities and other shares of Common Stock of the Company (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of the Company) with registration rights (the "Other Shares") requested to be included in a registration on behalf of the Holders or other selling shareholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares that may be so included, the number of shares of Registrable Securities and Other Shares that may be so included shall be allocated among the Holders and other selling shareholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling shareholders, assuming conversion; provided, however, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling shareholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares which would be held by such Holders and other selling shareholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and other selling shareholders have been so allocated. The Company shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by shareholders with no registration rights or to include Founder's Stock or any other shares of stock issued to employees, officers, directors, or consultants pursuant to Company's 1995 Stock Plan, as amended.

          1.14 Delay of Registration. No Holder shall have any right to take any
               ---------------------
action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.15 Termination of Registration Rights.  The right of any Holder to
               ----------------------------------
request registration or inclusion in any registration pursuant to Section 1.2,
1.3 or 1.5 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company, provided that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any ninety (90) day period; provided, however, that the provisions of this Section 1.15 shall not apply to any Holder who owns more than one percent (1%) of the Company's outstanding stock until the earlier of (x) such time as such Holder owns less than one percent (1%) of the outstanding stock of the Company, or (y) the expiration of three years after the closing of the first registered public offering of Common Stock of the Company.

     2.   Covenants of the Company.  The Company hereby covenants and agrees, so
          ------------------------
long as any Holder owns any Registrable Shares, as follows:

          2.1  Basic Financial Information.  The Company will furnish the
               ---------------------------
following reports to each Holder:

               (a) As soon as practicable after the end of each fiscal year of of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied.

            (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from normal year-end audit adjustments, and except that such financial statements need not contain the notes required by generally accepted accounting principles.

            (c) From the date the Company becomes subject to the reporting requirements of the Exchange Act (which shall include any successor federal statute), and in lieu of the financial information required pursuant to Sections 2.1(a) and (b), copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

            (d) The provisions of this Section 2.1 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

     2.2    Right of Participation.  The Company hereby grants to each Holder
            ----------------------
who owns any Shares or any shares of Common Stock issued upon conversion of the Shares the right of participation to purchase a pro rata share of New Securities (as defined in this Section 2.2) which the Company may, from time to time, propose to sell and issue. A Holder's pro rata share, for purposes of this right of participation, is the ratio of the number of shares of Common Stock owned by such Holder immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of an option or warrant held by such Holder, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of the Shares and exercise of all outstanding rights, options and warrants to acquire Common Stock of the Company. This right of participation shall be subject to the following provisions:

            (a) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities purchased under the Series F Agreement; (ii) securities issued upon conversion of the Shares; (iii) securities issued in connection with the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization; (iv) securities issued in connection with any borrowings, direct or indirect, from financial institutions or other persons by the Company, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument; (v) securities issued to employees, consultants, officers or directors of the Company pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the Board of Directors; (vi) securities issued in connection with corporate partnerships approved by the Board of Directors; (vii) securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; (viii) securities issued in connection with obtaining lease financing, whether issued to a lessor, guarantor or other person; (ix) securities issued in connection with any stock split, stock dividend or recapitalization of the Company; securities issued with the approval of holders of a majority of the outstanding shares of Preferred Stock and the Board of Directors; and (xi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to subsections (i) through (x) above.

            (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which the Company proposes to issue the same. Each Holder shall have twenty
(20) days after any such notice is mailed or delivered to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

            (c) In the event any Holder fails to exercise fully the right of participation within such twenty (20) day period, the Company shall have one hundred twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of such agreement) to sell the New Securities respecting which the right of participation set forth in this Section 2.2 was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in the Company's notice pursuant to Section 2.2(b). In the event the Company has not sold within such one hundred twenty (120) day period or entered into an agreement to sell the New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of such agreement, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 2.2(b) above.

            (d) The right of participation granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of Common Stock of the Company to the public effected pursuant to a registration statement filed with, and declared effective by the Commission under the Securities Act, with proceeds of more than $8,000,000 and shall in any event expire on September 6, 2005.

            (e) The right of participation set forth in this Section 2.2 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

     2.3    Key Person Life Insurance.  The Company has as of the date hereof or
            -------------------------
shall within ninety (90) days of the date hereof use its best efforts to obtain from financially sound and reputable insurers a reasonable amount of term life insurance on the lives of Diosdado Banatao, Kanwar Chadha and Jackson Hu. The Company will cause to be maintained the term life insurance required by this
Section 2.3, except as otherwise decided in accordance with policies adopted by the Company's Board of Directors. Such policies shall name the Company as loss payee and shall not be cancelable by the Company without prior approval of the Board of Directors.

          2.4  Transfers of Shares. The Shareholders shall be entitled to
               -------------------
transfer or assign their Shares in accordance with federal and state securities law (including, but not limited to, Regulation S) provided that the transferee or assignee of such shares assumes, in a writing in form and substance satisfactory to the Company, the obligations of such Shareholder under this Agreement, the purchase agreement pursuant to which the Shareholder purchased such Shares and any other agreement with respect to the Shares to which such Shareholder is bound.


     3.   Miscellaneous.
          -------------

          3.1  Governing law.  This Agreement shall be governed in all respects
               -------------
by the laws of the State of California, as if entered into by and between California residents exclusively for performance entirely within California.

          3.2  Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

          3.3  Entire Agreement; Amendment; Waiver.  This Agreement (including
               -----------------------------------
the Exhibits hereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the holders of at least a majority of the Registrable Shares and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

          3.4  Notices, etc.  All notices and other communications required or
               ------------
permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or sent via confirmed facsimile with a duplicate sent by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated on the signature page hereto, or at such other address as such holder or permitted assignee shall have furnished to the Company in writing, or (b) if to the Company, at its principal offices, or at such other address as the Company shall have furnished to each holder in writing. All such notices and other written communications shall be effective (i) if mailed, five
(5) days after mailing, (ii) if delivered, upon delivery and (iii) if sent by confirmed facsimile, upon receipt by the sender of a confirmation generated by sender's facsimile machine indicating the notice was received in full at appropriate facsimile phone number.

          3.5  Delays or Omissions.  No delay or omission to exercise any right,
               -------------------
power or remedy accruing to any Holder, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

       3.6    Rights; Separability.  Unless otherwise expressly provided
              --------------------
herein, a Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       3.7    Information Confidential.  Each Holder acknowledges that the
              ------------------------
information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

       3.8    Titles and Subtitles.  The titles of the paragraphs and
              --------------------
subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       3.9    Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       3.10   Condition Precedent to Agreement.  Prior to the effective date of
              --------------------------------
this Agreement, the Company had granted registration rights pursuant to the Existing Rights Agreement. This Agreement shall not bind, or grant rights to, Trimble or to the Existing Holders unless and until it is executed by the holders of in excess of 50% of the Registrable Securities (as that term is defined in the Existing Rights Agreement), voting together as a class, and the Company.

     Pursuant to Section 3.3 of the Existing Rights Agreement and subject to the execution of this Agreement by the holders of in excess of 50% of the Registrable Securities (as that term is defined in the Existing Rights Agreement), the undersigned holders of shares of Registrable Securities (as that term is defined in the Existing Rights Agreement) hereby agree to the waiver of all registration rights granted under the Existing Rights Agreement and to replace such rights with the rights granted in this Agreement.

     Subject to the execution of this Agreement by the holders of in excess of 50% of the Registrable Securities (as that term is defined in the Existing Rights Agreement), the Company represents and warrants that except as provided by this Agreement, it is under no obligation to register any of its securities under the Securities Act.

     Each party who executes this Agreement shall be deemed to have done so with respect to all the Series A, Series B, Series C, Series D, Series E and Series F Shares and any other securities held by such party as of the date hereof.

       3.11   Subsequent Closings.  In the event that the Company shall conduct
              -------------------
subsequent sales of Series F Preferred Stock pursuant to and in accordance with the terms of the Series F Preferred Stock Purchase Agreement dated as of October 4, 2000, as it may be amended from time to time, any holder of such shares of Series F Preferred Stock shall be deemed an Investor with all of the rights of an Investor under this Agreement; provided that as a condition thereto such Investor and the Company shall sign a counterpart signature page to this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Investors' Rights Agreement effective as of the day and year first above written.

                                   SiRF TECHNOLOGY, INC.

                                   By         /s/ Jackson HV
                                      -------------------------------

                                   Title       President & CEO
                                         ----------------------------


                                   Address:  148 E. Brokaw Rd.
                                             San Jose, CA 95112

                            INVESTOR SIGNATURE PAGE
                           TO SiRF TECHNOLOGY, INC.
               AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


                                      TRIMBLE NAVIGATION LIMITED



                                      By: _______________________________

                                      Title: ____________________________


                                      Address: __________________________

                                               __________________________

                                      Tel:     __________________________

                                      Fax:     __________________________

                                      Email:   __________________________

                                            /s/ Juan G. Velasquez
                                   _______________________________________
                                              Juan G. Velasquez


                                            /s/ Sanjai Kohli
                                   _______________________________________
                                               Sanjai Kohli


                                           /s/ Richard D. Bautista
                                   _______________________________________
                                             Richard D. Bautista



                                   DIOSDADO BANATAO AND MARIA C.
                                   BANATAO, TRUSTEES, THE BANATAO
                                   LIVING TRUST DATED 7/21/99


                                   By     /s/ Diosdado Banatao
                                     __________________________________
                                        Diosdado Banatao, Trustee


                                   TALLWOOD PARTNERS, L.P.


                                   By        /s/ [illegible]
                                      _________________________________

                                   Title ______________________________



                                   FORTUNE VENTURE CAPITAL, CO.


                                   By         /s/ [illegible]
                                      _________________________________

                                   Title ______________________________

                                   AYALA CORPORATION


                                   By       /s/ Filemon Berba, Jr.
                                      ____________________________________

                                   Title   Senior Managing Director
                                         _________________________________



                                   MITSUI COMTEK CORP.


                                   By          /s/ [illegible]
                                      ____________________________________

                                   Title   Vice President
                                         _________________________________


                                   NOKIA HOLDING INC.


                                   By       /s/ Richard W. Stimson
                                      ____________________________________

                                   Title   Vice President & Secretary
                                         _________________________________



                                   F.P.H.C. INTERNATIONAL, INC.


                                   By ____________________________________

                                   Title _________________________________



                                             /s/ Oscar M. Lopez
                                   _______________________________________
                                              Oscar M. Lopez

                                   INVESTAR SEMICONDUCTOR
                                   DEVELOPMENT FUND, INC.


                                   By ___________________________________

                                   Title ________________________________


                                   INVESTAR BURGEON VENTURE CAPITAL, INC.

                                   By ___________________________________

                                   Title ________________________________

                                   INVESTAR DAYSPRING VENTURE CAPITAL, INC.


                                   By ___________________________________

                                   Title ________________________________



                                   HIKARI TSUSHIN, INC.


                                   By         /s/ [illegible]
                                      ___________________________________

                                   Title          Director
                                         ________________________________


                                   FAT VENTURE CAPITAL CO., LTD.


                                   By           /s/ [illegible]
                                      ___________________________________

                                   Title         Vice President
                                         ________________________________

                                   TITAN I VENTURE CAPITAL CO., LTD.


                                   By          /s/ [illegible]
                                      ___________________________________

                                   Title         Vice President
                                         ________________________________


                                   TITAN II VENTURE CAPITAL CO., LTD.


                                   By          /s/ [illegible]
                                      ___________________________________

                                   Title         Vice President
                                         ________________________________


                                   IONICS CIRCUITS, INC.


                                   By         /s/ [illegible]
                                      ___________________________________

                                   Title         President/CEO
                                         ________________________________


                                   TRANSATLANTIC VENTURE PARTNERS C.V.


                                   By          /s/ [illegible]
                                      ___________________________________

                                   Title        Investment Manager
                                         ________________________________


                                   CHINA DEVELOPMENT INDUSTRIAL BANK INC.


                                   By          /s/ [illegible]
                                      ___________________________________

                                   Title
                                         ________________________________

                              SEED VENTURERS II LIMITED


                              By ________________________________________

                              Title _____________________________________


                              YAMAHA CORPORATION


                              By             /s/ [illegible]
                                 ----------------------------------------

                              Title Director, General Manager of
                                    -------------------------------------
                                    Semiconductor Division
                                    -------------------------------------

                              BEIJING TECHNOLOGY DEVELOPMENT FUND LDC


                              By             /s/ [illegible]
                                 ----------------------------------------
                              Title             Chairman
                                   --------------------------------------


                              CTS INVESTMENT CO., LTD.


                              By             /s/ [illegible]
                                 ---------------------------------------
                              Title              President
                                    ------------------------------------


                              INTERNATIONAL NETWORK CAPITAL LDC


                              By             /s/ [illegible]
                                 ---------------------------------------
                              Title             Chairman
                                    ------------------------------------

                              INTERNATIONAL NETWORK CAPITAL CORP.


                              By             /s/ [illegible]
                                 -----------------------------------------
                              Title            President
                                    --------------------------------------


                              MOBILE INTERNET I LIMITED LIABILITY FUND


                              By             /s/ [illegible]
                                 -----------------------------------------
                              Title          General Partner
                                    --------------------------------------


                              DELL VENTURES L.P.

                              By  ________________________________________

                              Title: _____________________________________



                              INTEL CORPORATION

                              By             /s/ Noel Lazo
                                 -----------------------------------------
                              Title       Assistant Treasurer
                                    --------------------------------------


                                             /s/  I-Tieh Kuo
                              --------------------------------------------
                                               I-Tieh Kuo

                              A.M.G.E. Limited


                              By             /s/ Paul Pickford
                                 -----------------------------------------

                              Title              Director
                                    --------------------------------------


                                             /s/ Alexander Yap
                              --------------------------------------------
                                               Alexander Yap


                                             /s/ Cristina Yap
                              --------------------------------------------
                                               Cristina Yap


                                           /s/ Alfonso Rodrigo
                              --------------------------------------------
                                               Alfonso Rodrigo


                                             /s/ Emelita Rodrigo
                              --------------------------------------------
                                               Emelita Rodrigo

                                          /s/ Alfredo Jose B. Reyes
                              --------------------------------------------
                                            Alfredo Jose B. Reyes

                                                /s/ Allan Su
                              --------------------------------------------
                                                  Allan Su

                              AMERICAN PACIFIC VENTURES, INC.


                              By              /s/ [illegible]
                                 -----------------------------------------
                              Title              Chairman
                                    --------------------------------------

                                       /s/ Angelito Del Rosario
                              --------------------------------------------
                                          Angelito Del Rosario


                                             /s/ Antonia See
                              --------------------------------------------
                                               Antonia See


                                             /s/ Emma See
                              --------------------------------------------
                                                Emma See


                              BAYVIEW INVESTORS, LTD.


                              By             /s/ [illegible]
                                 -----------------------------------------
                              Title        Managing Director
                                    --------------------------------------


                                          /s/ Charles F. Boucher
                              --------------------------------------------
                                             Charles F. Boucher


                              CHINATRUST VENTURE CAPITAL CO., LTD.


                              By            /s/ [illegible]
                                 -----------------------------------------

                              Title        Managing Director
                                    --------------------------------------


                                           /s/ Chong-Moon Lee
                              --------------------------------------------
                                             Chong-Moon Lee


                                        /s/ Christopher M. Gotanco
                              --------------------------------------------
                                         Christopher M. Gotanco

                                       /s/ Cornelia G. Allinas
                              --------------------------------------------
                                           Cornelia G. Allinas


                              CTS INVESTMENT CO., LTD.


                              By: ________________________________________

                              Title: _____________________________________



                                         /s/ Danilo S. Lopez
                              --------------------------------------------
                                            Danilo S. Lopez


                                         /s/ Evelyn G. Lopez
                              --------------------------------------------
                                          Evelyn G. Lopez


                                      /s/ Dennis P. Fernandez
                              --------------------------------------------
                                         Dennis P. Fernandez


                                      /s/ Desi Roman Banatao
                              --------------------------------------------
                                         Desi Roman Banatao



                              ECICS VENTURES 2 LTD.


                              By             /s/ Patrick Yang
                                 -----------------------------------------


                              Title          Executive Director
                                    --------------------------------------



                                    /s/ Edgardo M. Del Fonso
                              --------------------------------------------
                                      Edgardo M. Del Fonso

                                      /s/ Edward Po-We Hsu
                              -----------------------------------------------
                                         Edward Po-We Hsu


                                           /s/ Evelyn Juban
                              -----------------------------------------------
                                              Evelyn Juban


                                          /s/ Frederic Morin
                              -----------------------------------------------
                                            Frederic Morin


                                       /s/ Guillermo D. Luchangco
                              -----------------------------------------------
                                          Guillermo D. Luchangco


                                         /s/ Hilary L. De Leon
                              -----------------------------------------------
                                        Hilary L. De Leon


                              HITACHI, LTD.


                              By   /s/ Masahiko Ogirima
                                 -------------------------------------------

                              Title  General Manager, Strategic Busines
                                     ---------------------------------------
                                     Div. Semiconductor & Integrated Circuit
                                     ---------------------------------------

                              ICCP VENTURES, INC.


                              By   /s/ William M. Valtos, Jr.
                                 -------------------------------------------

                              Title_________________________________________

                                  /s/ Joanne De Asis
                       ------------------------------------------
                                   Joanne De Asis


                       JONES M. CASTRO, JR. OR MARINA E. CASTRO,
                       AS JOINT TENANTS WITH RIGHT OF SURVIVORSHIP


                       By   /s/ Jones M. Castro
                           --------------------------------------

                       Title_____________________________________


                                 /s/ Jorge del Calvo
                       ------------------------------------------
                                   Jorge del Calvo


                                /s/ Juan Magdaraog
                       ------------------------------------------
                                  Juan Magdaraog


                              /s/ Kurt J. Lauk
                       ------------------------------------------
                                   Kurt J. Lauk


                              /s/ Lawrence C. Qua
                       ------------------------------------------
                                Lawrence C. Qua


                                  /s/ Judy Qua
                       ------------------------------------------
                                   Judy Qua


                              /s/ Leonardo Siguion Reyna
                       ------------------------------------------
                                 Leonardo Siguion Reyna

                                  /s/ Lilia Perna
                       ------------------------------------------
                                  Lilia Perna


                              /s/ Louis Christopher Laurent
                       ------------------------------------------
                              Louis Christopher Laurent


                                 /s/ Maria Teresa Rodrigo
                       ------------------------------------------
                               Maria Teresa Rodrigo


                       MC CAPITAL INC.


                       By        /s/ [illegible]
                         ----------------------------------------

                       Title         President
                            -------------------------------------

                       MC SILICON VALLEY, INC.


                       By        /s/ Motohiko Nakagawara
                          ---------------------------------------

                       Title          President
                             ------------------------------------


                       MITSUBISHI INTERNATIONAL CORPORATION


                       By        /s/ Motohiko Nakagawara
                          ---------------------------------------

                       Title          General Manager
                             ------------------------------------

                       NASCENT SOLUTIONS LTD


                       By          /s/ Paul Pickford
                          ---------------------------------------

                       Title           Director
                             ------------------------------------


                                   /s/ Noel M. Malaya
                       ------------------------------------------
                                       Noel M. Malaya


                       PACIFIC VENTURE CAPITAL CO. LTD.


                       By          /s/ [illegible]
                          ---------------------------------------

                       Title         Managing Director
                             ------------------------------------


                       PHURPA G. LADENLA AND SOPHIE C. LADENLA, J


                       By   /s/ Phurpa G. Ladenla and Sophie C. L
                            -------------------------------------

                       Title            Trustees
                             ------------------------------------


                       PM&S VENTURE FUND II, LLC


                       By         /s/ Jorge del Calvo
                          ---------------------------------------

                       Title_____________________________________

                                /s/ Rogelio G. Laraya
                       ------------------------------------------
                                  Rogelio G. Laraya


                               /s/ Ronaldo Salonga
                       ------------------------------------------
                                 Ronaldo Salonga


                                  /s/ Sandy  Liu
                       ------------------------------------------
                                     Sandy Liu


                                 /s/ Stephen R. Dohrmann
                       ------------------------------------------
                                   Stephen R. Dohrmann


                                  /s/ Tara Ann Rodrigo
                       ------------------------------------------
                                    Tara Ann Rodrigo


                       TKS VENTURE CAPITAL CO., LTD.


                       By         /s/ [illegible]
                           ---------------------------------------

                       Title       Managing Director
                              ------------------------------------


                              /s/ Tricia Cristina Rodrigo
                       ------------------------------------------
                                Tricia Cristina Rodrigo


                                /s/ Victor Magdarong
                       ------------------------------------------
                                  Victor Magdarong

                                /s/ Virginia Judy Q. Dy
                       ------------------------------------------
                                  Virginia Judy Q. Dy


                               /s/ Maria Lourdes Arsenia Dy
                       ------------------------------------------
                                 Maria Lourdes Arsenia Dy


                                /s/ William Valtos Jr.
                       ------------------------------------------
                                  William Valtos Jr.


                       CAPQUEST VENTURES, INC.


                       By        /s/ Alfredo B. Reyes
                          ---------------------------------------

                       Title        Managing Director
                             ------------------------------------